UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01     Entry into a Material Definitive Agreement
On May 17, 2018, Edison International entered into a Second Amended and Restated Credit Agreement (the “Edison International Credit Agreement”) with each lender named therein, Citibank, N.A., MUFG Union Bank, N.A., Wells Fargo Bank, N.A., Barclays Bank PLC, Mizuho Bank, Ltd. and U.S. Bank, National Association, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The Edison International Credit Agreement provides for a $1.5 billion revolving credit facility and replaces a $1.25 billion revolving credit facility that would have terminated on July 20, 2022. The Edison International Credit Agreement terminates on May 17, 2023, subject to extension. Edison International expects to use the revolving credit facility to support commercial paper borrowings and for general corporate purposes.
Also on May 17, 2018, Southern California Edison Company ("SCE") entered into a Second Amended and Restated Credit Agreement (the “SCE Credit Agreement” and, together with the Edison International Credit Agreement, the "Credit Agreements") with the lenders named therein, Citibank, N.A., MUFG Union Bank, N.A., Wells Fargo Bank, N.A., Barclays Bank PLC, Mizuho Bank, Ltd. and U.S. Bank, National Association, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The SCE Credit Agreement provides for a $3.0 billion revolving credit facility and replaces a $2.75 billion revolving credit facility that would have terminated on July 20, 2022. The SCE Credit Agreement terminates on May 17, 2023, subject to extension. SCE expects to use the revolving credit facility to support commercial paper borrowings and letters of credit issued for procurement-related collateral requirements, balancing account undercollections and for general corporate purposes, including working capital requirements to support operations and capital expenditures.
Many of the lenders that are a party to the Credit Agreements or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Edison International and certain of its subsidiaries, including SCE, and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.
Borrowings under the Credit Agreements would bear interest at benchmark rates plus a margin that varies with the respective borrower’s credit ratings. The Credit Agreements contain customary representations and warranties, covenants and events of default. Each of the Credit Agreements has only one financial covenant, requiring that the applicable borrower maintain at the end of each quarter a ratio of total consolidated recourse indebtedness to total consolidated capital at a level that does not exceed .65 to 1.0 for SCE and .70 to 1.0 for Edison International.
The foregoing descriptions are qualified in their entirety by reference to the full text of the Credit Agreements, filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement dated as of May 17, 2018 among Edison International, the several banks and other financial institutions from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.2
Second Amended and Restated Credit Agreement dated as of May 17, 2018 among SCE, the several banks and other financial institutions from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 18, 2018

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 18, 2018